UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of Earliest Event Reported): August 21, 2019

Monaker Group, Inc.

(Exact name of Registrant as specified in its charter)

Nevada
(State or other jurisdiction of incorporation)

001-38402	26-3509845
(Commission File Number)	(I.R.S. Employer Identification No.)

2893 Executive Park Drive, Suite 201

Weston, Florida 33331

(Address of principal executive offices zip code)

(954) 888-9779

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.00001 Par Value Per Share	MKGI	The NASDAQ Stock Market LLC (Nasdaq Capital Market)

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 8.01	Other Events.

As previously reported by Monaker Group, Inc. (the “Company”, “we” and “us”) on: (a) March 5, 2019, the Company received a letter from The Nasdaq Listing Qualifications Staff of the Nasdaq Stock Market (“Nasdaq”) notifying the Company that the Company was not in compliance with the rules for continued listing as set forth in Nasdaq Listing Rule 5620(a)(the “Annual Meeting Rule”), because the Company had not yet held an annual meeting of shareholders within twelve months of the end of the Company’s fiscal year ended February 28, 2018; and (b) February 11, 2019, the Company received a letter from Nasdaq notifying the Company that the Company no longer complied with Nasdaq’s independent director requirement as set forth in Listing Rule 5605(b)(1)(the “Independent Director Rule”) because a majority of the Company’s Board of Directors was not comprised of “independent directors” as defined in Rule 5605.

On August 21, 2019, Nasdaq notified the Company that (i) as a result of the appointments of Messrs. Duchesne and Mendola to the Company’s Board of Directors, as detailed in the Current Report on Form 8-K dated August 19, 2019 (the “Form 8-K”), Nasdaq has determined that the Company complies with the Independent Director Rule, and such matter is now closed; and (ii) because, as described in the Form 8-K, the Company held a combined 2019/2020 annual meeting of shareholders on August 15, 2019, Nasdaq has determined that the Company complies with the Annual Meeting Rule, and such matter is now closed.

As a result of the above, the Company is now back in full compliance with all of Nasdaq’s rules for continued listing.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MONAKER GROUP, INC.

Date: August 21, 2019	By:	/s/ William Kerby
		Name:	William Kerby
		Title:	Chief Executive Officer